UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

November 1, 2024

Date of Report (Date of earliest event reported)

CBIZ, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32961	22-2769024
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5959 Rockside Woods Blvd. N., Suite 600

Independence, Ohio 44131

(Address of principal executive offices, including zip code)

216-447-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange On which registered
Common Stock, $0.01 par value	CBZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Introductory Note

As previously disclosed, on July 30, 2024, CBIZ, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Marcum LLP, a New York registered limited liability partnership (“Marcum”), Marcum Advisory Group LLC, a Delaware limited liability company and wholly owned subsidiary of Marcum (“MAG”), PMMS LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), and Marcum Partners SPV LLC, a Delaware limited liability company (the “Owner Representative”). The transactions contemplated by the Merger Agreement closed on November 1, 2024.

Under the terms of the Merger Agreement, at the closing, Merger Sub merged with and into MAG, with MAG continuing as the surviving entity and as a wholly owned subsidiary of the Company (the “Merger”). Prior to the closing of the Merger, Marcum contributed substantially all of its non-attest business assets to MAG, subject to certain exclusions, and MAG assumed certain Marcum liabilities. In a separate transaction, CBIZ CPAs P.C., previously known as Mayer Hoffman McCann P.C., a national independent certified public accounting firm with which the Company has an existing Administrative Services Agreement, purchased from Marcum substantially all of Marcum’s attest business assets, subject to certain exclusions. The Merger and the transactions contemplated by the Merger Agreement are referred to herein as the “Transaction.”

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth below under Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 1, 2024, the Transaction was completed.

At closing, the Company paid a total of $637.6 million in cash as consideration to Marcum partners (including escrowed amounts) and an additional $425.5 million in cash to satisfy certain obligations of Marcum and for certain other specified closing payments as provided by the Merger Agreement. The cash portion of the purchase price paid to Marcum partners is subject to customary post-closing adjustments and escrow arrangements.

In addition to the cash consideration, the Company will issue a total of 14,260,645 shares of its common stock (the “Shares”) to Marcum partners. The Shares will be delivered as follows: (i) 713,032 Shares will be subject to continued service requirements and, subject to satisfaction of those requirements, be delivered on the fourth anniversary of the closing; (ii) 2,852,129 Shares will be delivered on January 2, 2025; and (iii) the remaining 10,695,484 Shares will be delivered in 36 monthly installments commencing on January 2, 2025.

The Merger Agreement provides Marcum the right to nominate a director to be appointed to the Company’s board at closing, subject to compliance with certain requirements and the recommendation of the Company’s nominating and governance committee and approval by the board. The Company expects that a Marcum nominee will be appointed to the board in early 2025.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 1, 2024, the Company, CBIZ Operations, Inc., as the borrower (“CBIZ Operations”), Bank of America, N.A., as administrative agent, and the other financial institutions party thereto entered into an amended and restated credit agreement (the “New Credit Facilities”) providing for $2.0 billion in senior secured credit facilities, consisting of a $1.4 billion term loan (the “Term Loan”) and $600 million revolving credit facility (the “Revolving Credit Facility”). The New Credit Facilities amend and restate the Second Amended and Restated Credit Agreement, dated May 4, 2022 (the “Prior Credit Facility”). The proceeds of the Term Loan were used to pay the cash consideration and make certain other payments in connection with the closing of the Transaction and to repay outstanding amounts under the Prior Credit Facility.

The New Credit Facilities mature on November 1, 2029. The Term Loan provides for scheduled principal amortization payments of 5% of annually in the first two years following closing, 7.5% annually in the third and fourth year following closing and 10% in the fifth year, with the balance due at maturity.

The commitments under the New Credit Facilities may be increased in the form of incremental term facilities and/or increased commitments under the Revolving Credit Facility in an aggregate principal amount of up to the sum of (a) the greater of (i) $465.0 million and (ii) 100% of EBITDA, plus (b) an unlimited amount, so long as Total Net Leverage Ratio (“TNLR”) is no more than the lesser of 3.50 to 1.00 and TNLR at the closing after giving pro forma effect to the Transaction.

The Company may elect an interest rate for the Term Loan and the Revolving Credit Facility based on the Base Rate or Term SOFR, plus an applicable spread. The Base Rate option is the highest of: (i) the Bank of America prime rate; (ii) the federal funds rate plus 0.50%; or (iii) Term SOFR plus 1.0%. Term SOFR is the forward-looking term rate based on the secured overnight financing rate that is published by CME Group Benchmark Administration Limited (or a successor administrator of such rate) plus a 0.10% SOFR Adjustment. The applicable spreads under the New Credit Facilities will be 0.375% to 1.50% and 1.375% to 2.50% above the Base Rate and Term SOFR, respectively.

The New Credit Facilities include a financial covenant requiring that TNLR not exceed 5.00 to 1.00 initially, stepping down in increments to 3.75 to 1.00 during and after the seventh fiscal quarter after the closing (with a limited ability to temporarily increase in connection with material acquisitions commencing in the sixth fiscal quarter after the closing). The New Credit Facilities also require a Minimum Consolidated Interest Coverage Ratio of 3.00 to 1.00 and affirmative and negative covenants that are in each case generally similar to those contained in the Prior Credit Facility, but with increases to certain baskets and caps and certain other exceptions.

The New Credit Facilities are guaranteed by the Company and each of its domestic subsidiaries, subject to certain exceptions (the “Guarantors”), and secured by substantially all assets of the Company, CBIZ Operations and the other Guarantors.

Certain of the lenders and certain of their affiliates have performed investment banking, commercial lending and advisory services for the Company and its subsidiaries from time to time, for which they have received customary fees and expenses, including in connection with prior credit facilities. These parties may, from time to time, engage in transactions with, and perform services for, the Company and its subsidiaries in the ordinary course of their business.

The foregoing description of the New Credit Facilities does not purport to be complete and is qualified in its entirety by the full text of the New Credit Facilities, a copy of which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure included in Item 2.01 above is incorporated herein by reference. The offering and sale of the Shares was made in reliance on the exemption from registration requirements provided by Section 4(a)(2) of the Securities Act of 1933, as transactions by an issuer not involving a public offering.

Item 7.01	Regulation FD Disclosure.

On November 1, 2024, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses or funds acquired.

The audited consolidated financial statements of Marcum as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021 are attached hereto as Exhibit 99.2.

The unaudited condensed consolidated financial statements of Marcum as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 are attached hereto as Exhibit 99.3.

(b) Pro forma financial information.

The Company intends to file the pro forma financial information relating to the Transaction required by Item 9.01(b) by amendment to this Current Report on Form 8-K no later than 71 calendar days following the date of this Current Report on Form 8-K is required to be filed with respect to the closing of the Transaction.

(d)

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated July 30, 2024, among the Company, Marcum LLP, Marcum Advisory Group LLC, PMMS LLC, and Marcum Partners SPV LLC (incorporated by reference from the Company’s Current Report on Form 8-K, File No. 001-32961, filed July 31, 2024)

10.1	Amended and Restated Credit Agreement, dated November 1, 2024, by and among the Company, CBIZ Operations, Inc., Bank of America, N.A., as administrative agent, and the other financial institutions party thereto

23.1	Consent of BDO USA, P.C., independent auditors for Marcum

99.1	Press Release, dated November 1, 2024

99.2	Audited Consolidated Financial Statements of Marcum

99.3	Unaudited Condensed Consolidated Financial Statements of Marcum

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission (“SEC”).

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2024

CBIZ, Inc.

By:	/s/ Jaileah X. Huddleston
Name:	Jaileah X. Huddleston
Title:	Senior Vice President, Chief Legal Officer, and Corporate Secretary